UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2009
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware	0-30242 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On March 19, 2009, Lamar Advertising Company (“Lamar Advertising”) announced a proposed institutional private placement of senior notes of Lamar Media Corp., its wholly owned subsidiary (“Lamar Media”). In the offering memorandum distributed to potential investors in connection with the proposed private placement, Lamar Media disclosed the following information:
Proposed Amendments to Lamar Media’s Senior Credit Facility
We are currently in the process of seeking an amendment to our senior credit facility. Although the terms of the amendment have not been finalized, we currently expect that the amendment would, among other things, (i) provide for the payment by us of customary consent fees to lenders that consent to the amendment, (ii) reduce the amount of revolving commitments under our senior credit facility to a level to be determined, (iii) increase interest margins under our senior credit facility, (iv) increase the maximum permitted total leverage ratio under our financial maintenance covenants to levels to be determined, (v) impose a new total senior leverage ratio maintenance covenant at a level to be determined, (vi) impose additional restrictions on our ability to make payments on our equity interests or in respect of other indebtedness and (vii) provide security in a material portion of the assets of Lamar Media and the guarantors. We can provide no assurance that we will be successful in obtaining the required consents of our lenders for amendments on terms that may be acceptable to us, or at all.
Recent Developments
Because our market capitalization has been below our equity book value for a period of time without recovery, we believe that a triggering event has occurred and it is possible that the fair value of one or both of our reporting units are below their carrying amount. As a result, we are currently testing our reporting units for impairment of goodwill. As of December 31, 2008, we have $1.4 billion of goodwill on our balance sheet. This testing may result in an impairment to a reporting unit under SFAS 142 and a non-cash charge in either the first or second quarter of 2009. Although the amount of such charge cannot currently be estimated, any such charge could have a material adverse effect on our net earnings.
Risk Factors
Our revenues are sensitive to general economic conditions and other external events beyond our control.
We sell advertising space on outdoor structures to generate revenues. Advertising spending is particularly sensitive to changes in economic conditions and has been adversely affected by the current recession, as evidenced by a 11.7% decline in our pro forma advertising revenues in the fourth quarter of 2008. These difficult economic conditions have continued in the first quarter of 2009. On our fourth quarter 2008 earnings call, we provided guidance that our pro forma advertising revenues for the first quarter of 2009 are expected to decline by 15% over the corresponding prior year period.

Additionally, the occurrence of any of the following external events could further depress our revenues:
•	a widespread reallocation of advertising expenditures to other available media by significant users of our displays; and

•	a decline in the amount spent on advertising in general or outdoor advertising in particular.
Restrictions in our and Lamar Advertising’s debt agreements reduce operating flexibility and contain covenants and restrictions that create the potential for defaults, which could adversely affect our business, financial condition and financial results.
The terms of the indenture relating to the Lamar Advertising’s outstanding notes, our senior credit facility and the indentures relating to our outstanding senior subordinated notes restrict our and Lamar Advertising’s ability to, among other things:
•	incur or repay debt;

•	dispose of assets;

•	create liens;

•	make investments;

•	enter into affiliate transactions; and

•	pay dividends and make inter-company distributions.
The terms of our senior credit facility also restrict us from exceeding specified total debt and senior debt ratios and require us to maintain specified interest coverage and fixed charges coverage ratios.
Our ability to comply with the financial covenants in the senior credit facility (and any similar covenants in future agreements) depends on our operating performance, which in turn depends significantly on prevailing economic, financial and business conditions and other factors that are beyond our control. Therefore, despite our best efforts and execution of our strategic plan, we may be unable to comply with these financial covenants in the future.
Although we and Lamar Advertising are currently in compliance with all financial covenants in our senior credit facility, our operating results have been negatively impacted by the current economic downturn and there can be no assurance that a severe and protracted recession will not further impact our results and, in turn, our ability to meet these requirements in the future. Our senior credit facility requires us to comply with a total leverage ratio of 6.0 to 1. Pro forma for this offering as of December 31, 2008, our total leverage ratio would be approximately 5.5 to 1. We are currently in the process of seeking an amendment to our senior credit facility to increase maximum permitted total leverage ratio maintenance covenant, but we can make no assurance that such an amendment will be obtained on acceptable terms, if at all. If we distribute the proceeds of this offering to Lamar Advertising, fail to obtain this amendment, and the current economic conditions continue or worsen, we anticipate that we would violate this covenant in the second half of 2009. If we fail to comply with our financial covenants, we could be in default under our senior credit facility (which would result in an event of default under the indentures governing our and Lamar Advertising’s outstanding notes and the notes). In the event of such default, the lenders under the senior credit facility could accelerate all of the debt outstanding, could elect to institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any of these events could adversely affect the Company’s business, financial condition and financial results.
In addition, these restrictions reduce our operating flexibility and could prevent us from exploiting investment, acquisition, marketing, or other time-sensitive business opportunities.
Item 8.01. Other Events.
On March 19, 2009, Lamar Advertising issued a press release announcing a proposed institutional private placement of senior notes of Lamar Media. The press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein, in accordance with Rule 135c of the Securities Act of 1933, as amended.
*****
This Current Report on Form 8-K contains forward-looking statements regarding (i) proposed amendments to Lamar Media’s senior credit facility, (ii) the potential for an impairment of goodwill and (iii) guidance for the first quarter of 2009. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements include Lamar Media’s ability to obtain the amendments to its credit facility, changes to the amount of Lamar Media’s impairment charge and a continuing decline in advertising spending.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description

99.1	Press Release of Lamar Advertising Company, dated March 19, 2009, announcing proposed private placement of senior notes of Lamar Media Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

LAMAR MEDIA CORP.
By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Lamar Advertising Company, dated March 19, 2009 announcing proposed private placement of senior notes of Lamar Media Corp.